Exhibit 99.1

Nemaura Announces Addition of New Predictive Alert Functionality to SugarBEAT®
Enhances Product Capabilities in Advance of CE Mark Approval
Loughborough, England – April 16, 2019 – Nemaura Medical, Inc. (NASDAQ: NMRD), a medical technology company focused on the development of SugarBEAT® as a non-invasive, affordable and flexible Continuous Glucose Monitor (CGM) for use by diabetics and pre-diabetics, today announced that it has incorporated new predictive alert functionality into SugarBEAT®.
Alerts have been designed to provide visual indication when glucose levels are falling or rising above minimum and maximum thresholds. Additional audible alerts or physical vibration of the Bluetooth-enabled mobile phone connected to SugarBEAT® will occur in instances where glucose levels are deemed to fall to dangerously low levels, until switched off by the user.
British Standards Institute (BSI), Nemaura’s designated European Notified Body, has accepted Nemaura’s proposed plan to incorporate these alerts into the current CE Mark application, and BSI is currently reviewing the supporting verification and quality related documentation.
Dr. Faz Chowdhury, CEO of Nemaura, said, “While the non-invasive nature of SugarBEAT® opens up the CGM market to Type 2 diabetics and pre-diabetics, the inclusion of these alerts will particularly appeal to Type 1 diabetics who are at higher risk of hypoglycemia, or very low glucose levels. Adding the alerts and alarms, based on predictive algorithms, as part of the current CE review process avoids the need for a subsequent CE application thus shortening the time that it would have otherwise taken to integrate these key features in the device.  Even with these additions, we remain on track for CE Mark approval followed by our commercial launch later this year.”
Upon receiving CE Mark approval, Nemaura’s plan is to initially launch SugarBEAT® in the United Kingdom, where the addressable market for CGM is valued at over $1.3 billion. The overall global addressable market for CGM is estimated at $82 billion per year, and the U.S. market alone is estimated at $13 billion1.  Given that SugarBEAT® is  non-invasive, coupled with its affordability and flexibility, the Company expects to become a dominant player in this market.
To view a video of SugarBEAT®, please visit http://sugarbeat.com/introducing-sugarbeat/
About Nemaura Medical, Inc.:
Nemaura Medical, Inc. (NASDAQ: NMRD), is a medical technology company developing SugarBEAT® as a non-invasive, affordable and flexible Continuous Glucose Monitor (CGM) designed to help people with diabetes and pre-diabetics better manage their glucose levels by spending more time in range. Insulin users can adjunctively use SugarBEAT® when calibrated by a finger stick reading. SugarBEAT® consists of a daily, disposable adhesive skin-patch connected to a small form factor rechargeable transmitter, connected via Bluetooth to a specially designed mobile application, which displays glucose readings at five-minute intervals throughout the day.
For more information visit:
www.NemauraMedical.com
www.SugarBEAT.com
Cautionary Statement Regarding Forward Looking Statements:
The statements in this press release that are not historical facts, and may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Nemaura’s ongoing studies, including the safety and efficacy of Nemaura’s SugarBEAT® system, the failure of future development and preliminary marketing efforts, Nemaura’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura and its partners’ ability to develop, market and sell SugarBEAT®, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to SugarBEAT®. These and other risks and uncertainties are identified and described in more detail in Nemaura’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the current year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Nemaura undertakes no obligation to publicly update or revise any forward-looking statements.
Contact:
Crescendo Communications, LLC
212-671-1021
NMRD@crescendo-ir.com

1 PiperJaffray Company Note DXCM Sep 5, 2018